                                                                   EXHIBIT 10.25


                             AMENDED AND RESTATED
                             --------------------

                     FIRM GAS PURCHASE AND SALE AGREEMENT

                                    between

                    COGEN TECHNOLOGIES LINDEN VENTURE, L.P.

                                      and

                            TEXACO NATURAL GAS INC.

                               TABLE OF CONTENTS

                                                                 Page
                                                                 ----
TABLE OF CONTENTS.............................................     i

ARTICLE 1:  DEFINITIONS.......................................     1

ARTICLE 2:  QUANTITIES........................................     5

ARTICLE 3:  NOMINATIONS.......................................     6

ARTICLE 4:  PRICE.............................................     7

ARTICLE 5:  RESERVATION CHARGES AND SUBSTITUTE FUELS..........    12

ARTICLE 6:  PAYMENT...........................................    14

ARTICLE 7:  TAXES.............................................    17

ARTICLE 8:  POINT(S) OF DELIVERY..............................    17

ARTICLE 9:  PRESSURE..........................................    18

ARTICLE 10: MEASUREMENT.......................................    18

ARTICLE 11: QUALITY...........................................    18

ARTICLE 12: TRANSPORTATION AND IMBALANCE CHARGES..............    18

ARTICLE 13: TERM..............................................    20

ARTICLE 14: FORCE MAJEURE.....................................    20

ARTICLE 15: NOTICE............................................    22

ARTICLE 16: LAWS, ORDERS & REGULATIONS........................    23

ARTICLE 17: APPLICABLE LAW....................................    24

ARTICLE 18: WAIVER............................................    24

ARTICLE 19: TITLE.............................................    25

ARTICLE 20: ASSIGNMENT.........................................    25

ARTICLE 21: ARBITRATION.......................................    27

ARTICLE 22: DEFAULT...........................................    28

ARTICLE 23: GENERAL...........................................    29

ARTICLE 24: CONFIDENTIALITY...................................    30

EXHIBIT A.....................................................    32

EXHIBIT B.....................................................    33

EXHIBIT C.....................................................    36

                             AMENDED AND RESTATED
                     FIRM GAS PURCHASE AND SALE AGREEMENT

     This AGREEMENT ("Agreement") is made and entered into this 1st day of July, 1997, by and between COGEN TECHNOLOGIES LINDEN VENTURE, L.P., (in the State of New Jersey D/B/A COGEN TECHNOLOGIES LINDEN VENTURE, LIMITED PARTNERSHIP), a Delaware limited partnership, hereinafter referred to as "Buyer," and TEXACO NATURAL GAS INC., a Delaware corporation, hereinafter referred to as "Seller;"

     WHEREAS, Buyer and Seller have entered into a Firm Gas Purchase and Sale Agreement dated July 1, 1997 which is hereby amended and restated; and

     WHEREAS, Buyer requires a supply of gas for use in Buyer's cogeneration facility in Linden, New Jersey; and

     WHEREAS, Seller is willing to sell gas to Buyer on a firm basis to meet its requirements.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties do hereby covenant and agree as follows:

                            ARTICLE 1: DEFINITIONS
                            ----------------------

     In addition to the terms "Buyer" and "Seller" which shall refer to the parties identified above, or their duly designated agents or representatives, the following terms shall have the specified meanings:

     1.1 The term "Alternate Commodity Price" shall have the meaning set forth in Section 4.3.

     1.2 The term "Btu" shall mean the amount of heat required to raise the temperature of one (1) pound avoirdupois pure water from fifty-eight and five-tenths degrees (58.5 degrees) to fifty-nine and five-tenths degrees
(59.5 degrees) Fahrenheit, as defined in the American Gas Association Gas Measurement Manual and any subsequent revisions.

     1.3  The term "Cancellation Notice" shall mean the notice described in
Section 22.1.

     1.4  The term "Commodity Price" shall have the meaning set forth in
Section 4.2.

     1.5 The term "Con Ed" shall mean The Consolidated Edison Company of New York, Inc.

     1.6 The term "Daily Contract Quantity" or "DCQ" shall mean twenty-one thousand five hundred forty (21,540) MMBtu per day, with a maximum of nine thousand four hundred fifty (9,450) MMBtu per day at the TXG Henry or TXG Zone SL Point of Deliveries and twelve thousand ninety (12,090) MMBtu at the TGPL Station No. 62 (Zone 3) Point of Delivery, plus Transporter(s)' Market Area Fuel.

     1.7 The Term "day" shall mean a period of twenty-four (24) consecutive hours, beginning and ending at the time specified in the receiving Transporter(s)' tariff(s) at the Point of Delivery.

     1.8 The term "Delivery Period" shall mean a period of five (5) consecutive months beginning with the commencement of deliveries of gas hereunder.

1.9  The term "Elizabethtown" shall mean Elizabethtown Gas Company.

     1.10 The term "Facility" shall mean the cogeneration facility owned and operated by Buyer that is located in Linden, New Jersey.

     1.11 The term "force majeure" shall have the meaning set forth in Section 14.2.

     1.12 The term "Gas" or "gas" shall mean any mixture of hydrocarbons or of hydrocarbons and non-combustible gases, in a gaseous state, consisting essentially of methane and shall include casinghead gas produced with crude oil, natural gas from gas wells, coal-bed methane gas, synthetic gas, coal gasification gas and residue gas resulting from processing any of the foregoing.

     1.13 The term "Lender" shall mean (i) any and all lenders (other than Seller) providing the construction, interim or long-term financing or re-financing of the Facility (including financing by way of a leveraged lease) and any trustee or agent acting on their behalf, and (ii) any and all equity investors or limited partners providing any such financing or re-financing of the Facility and any trustee or agent acting on their behalf. The Lender initially shall be State Street Bank & Trust Company, as Trustee, and thereafter such entity or entities as shall be designated in writing by Buyer to Seller.

     1.14 The term "Market Area Fuel" shall mean the volume of gas retained by Transporter(s) as fuel for the transportation of gas from the Point(s) of Delivery to the Point(s) of Redelivery.

     1.15 The term "Market Price" shall have the meaning set forth in Section
4.3.

     1.16 The term "Minimum Quantity" shall mean one hundred percent (100%) of the product of the DCQ and the number of days in each month of the Delivery Period, as reduced by circumstances of force majeure.

     1.17 The term MMBtu" shall mean one million (1,000,000) Btus.

     1.18 The term "month" shall mean the period commencing on the beginning of the first day of a calendar month and ending on the beginning of the first day of the succeeding calendar month.

     1.19 The term "Nominated Quantity" shall have the meaning set forth in
Section 3.1.

     1.20 The term "Nomination Notice" shall mean the notice described in
Section 3.1 and Exhibit A to this Agreement.

     1.21 The term "NYMEX" shall mean the New York Mercantile Exchange.

     1.22 The term "NYMEX Forward Price" shall have the meaning set forth in
Section 4.7(b).

     1.23 The term "NYMEX Price" shall have the meaning set forth in Section 4.7(a).

     1.24 The term "Point(s) of Delivery" shall have the meaning set forth in
Article 8.

     1.25 The term "Point(s) of Redelivery" shall mean the point or points on Transporter(s)' pipeline system where gas is redelivered to or for the account of Buyer, PSE&G or Elizabethtown on the PSE&G system in New Jersey.

     1.26 The term "Power Purchase Agreement" shall mean Contract No. 344, dated April 14, 1989, between Buyer and Con Ed, covering the sale of electricity from the Facility, and any amendments thereto that may be made from time to time.

     1.27 The term "PSE&G" shall mean Public Service Electric and Gas Company.

     1.28 The term "Reservation Charge" shall have the meaning set forth in
Section 5.2.

     1.29 The term "Reservation Rate" shall mean one cent ($0.01) per MMBtu for at the TXG Henry or Zone SL deliveries and two cents ($.02) per MMBtu for the TGPL Station No. 62 deliveries.

     1.30 The term "Spot Market Price" shall mean the arithmetic average of the prices reported in the weekly and bi-weekly updates of the reference pricing reports during the month of delivery for the reference points set forth in Exhibit "B" hereto.

     1.31 The term "Texas Gas" shall mean Texas Gas Transmission Corporation.

     1.32 The term "TGPL" shall mean Transcontinental Gas Pipe Line Corporation.

     1.33 The term "Transporter(s)" shall mean any pipeline(s) transporting gas sold hereunder to and from the Point(s) of Delivery and to the Point(s) of Redelivery.

                             ARTICLE 2: QUANTITIES
                             ---------------------

     2.1 Buyer shall purchase and receive and Seller shall sell and deliver the Nominated Quantity at the Point(s) of Delivery, except to the extent excused under the provisions of this Agreement.

     2.2 If during any month of the Delivery Period Buyer purchases and receives less than the Minimum Quantity for each Point of Delivery except to the extent excused under the provisions of this Agreement or due to Seller's unexcused failure to deliver, then Buyer shall pay Seller an amount equal to the difference between the price payable hereunder and the then effective Spot Market Price of gas at the reference points set forth in Exhibit B multiplied by the difference between the

Minimum Quantity and the quantity of gas purchased and received by Buyer. Except as described in Articles 12, 14 and 22, this is the sole remedy available to Seller for any failure by Buyer to purchase and receive gas.

                            ARTICLE 3: NOMINATIONS
                            ----------------------

     3.1 On or before the day prior to which pipeline nominations are required to be nominated by Buyer and Seller to the applicable pipeline company(s) referenced herein, and subject to the provisions of Sections 3.2 and 3.3, Buyer shall notify Seller in writing by providing a Nomination Notice, substantially in the form attached hereto as Exhibit A, specifying the daily quantity of gas, in MMBtus, up to the DCQ, that Buyer shall purchase and receive from Seller during the next month (hereinafter the "Nominated Quantity"). In the alternative, Buyer may specify a standing Nominated Quantity to be effective until changed in writing pursuant to the first sentence of this section.

     3.2 The parties recognize that fluctuations in the production and transportation of gas can occur on a daily basis. Buyer and Seller will attempt to receive and deliver gas on a uniform hourly basis. Notwithstanding anything to the contrary herein, any revisions to the Nominated Quantity shall be implemented in accordance with Transporter(s)' nomination procedures, unless a waiver of such procedures is received by either Buyer or Seller.

     3.3 Buyer and Seller shall be responsible for nominations to their respective Transporters and the nominations in each case shall reflect the Nominated Quantity.

     3.4  If no Nominated Quantity is submitted by Buyer in accordance with
Section 3.1, the DCQ shall be the Nominated Quantity.

                               ARTICLE 4: PRICE
                               ----------------

     4.1 For all gas nominated by Buyer and delivered by Seller during a month, Buyer shall pay the Commodity Price or the Alternate Commodity Price per MMBtu, rounded to the nearest $0.001.

     4.2 The term "Commodity Price" shall mean the price of gas for each month which shall be mutually agreed upon by the parties and subsequently confirmed in writing prior to the date Buyer's nomination notice to Seller is due for the month of delivery. In the event that the parties fail to reach agreement as to the Commodity Price, the Alternate Commodity Price determined in accordance with
Section 4.3 shall apply.

     4.3 The term "Alternate Commodity Price" shall mean the arithmetic average of the prices reported in the referenced issue of the month of delivery for the price references included in the "Market Price Index," set forth in Exhibit B. The price references in the Market Price Index are intended to reflect the price paid for gas delivered at the Point(s) of Delivery under spot contracts (the "Market Price"). The price references in the "Backup Price Index" set forth in Exhibit B are intended to serve as a substitute for the price references in the Market Price Index in the event the latter price references are not available or are "erroneous," as that term is defined in Section 4.5.

     4.4 Either party may request that a price reference be added to or deleted from the Market Price Index or Backup Price Index by providing written notice to the other party. For a price reference to be added to the Market Price Index or Backup Price Index, the price reference must reflect the Market Price and be from an independent publication which is not controlled by a buyer, seller or broker of gas. For a price reference to be deleted from the Market Price Index or Backup Price Index, such price reference must no longer reflect the Market Price. If within thirty (30) days after the date of notice by a party, the parties are unable to agree to add or delete a price reference, then the party seeking such addition or deletion may submit the issue to arbitration which shall be conducted pursuant to Article 21. A price reference shall be added or deleted effective the first day of the month after notice by the requesting party and the price ultimately determined by negotiation or arbitration will be given retroactive effect to take into account the period of negotiation or arbitration with interest assessed at the rate provided in Section 6.3. Unless otherwise agreed by the parties, in no event may either party request that a price reference be added to or deleted from the Market Price Index or Backup Price Index more than once during the Delivery Period.

     4.5 If during any month a price reference included in the Market Price Index is not published, the Market Price Index will exclude such price reference from the Market Price Index for so long as such price reference is not published and the price reference(s) from the Backup Price Index shall be substituted for the excluded price reference. If the excluded price reference is the only price reference in the Market Price Index and no price references in the Backup Price Index are published, then Section 4.6 below shall apply. If an erroneous price is published and the publisher confirms such error, then the correct price, if available, shall be used. If the publisher does not confirm such error or if the correct price is not available, then the price reference containing such erroneous price shall not be included in the Market Price

Index or Backup Price Index for such month. For purposes of Sections 4.3 and 4.5, the term "erroneous" price shall mean any price reference that varies by more than four percent (4%) from the average of the other price references included in the Market Price Index and Backup Price Index for such month.

     4.6 If no Market Price Index and no Backup Price Index reference prices are available or if, in the opinion of either party, there are no price references which reasonably reflect the Market Price and the basis of such opinion is provided in writing to the other party, then a new method to determine the Alternate Commodity Price will be negotiated. If the parties are unable to agree within thirty (30) days after notice by a party, then the matter of determining whether a basis exists to invoke this provision and, if so, the determination of a new method to determine the Alternate Commodity Price shall be submitted to arbitration pursuant to Article 21. During a period of negotiation or arbitration, the last applicable Commodity Price or Alternate Commodity Price shall remain in effect and shall be adjusted at the conclusion of such negotiation or arbitration to give retroactive effect to the result with interest assessed at the rate provided in Section 6.3.

     4.7 Alternatively, and in lieu of the price calculated pursuant to Sections
4.2 and 4.3 hereof, the parties may mutually agree to a NYMEX Price or a NYMEX Forward Price based on the NYMEX posting for the natural gas futures contract, calculated as follows:

     (a) On or before the business day prior to the NYMEX Settlement day, Buyer may propose that the price under this Agreement for gas nominated by Buyer for delivery in the applicable month be the NYMEX Price, plus or minus the basis differentials that may be mutually agreed upon at the time of Buyer's proposal. The NYMEX Price shall be the arithmetic average of the NYMEX settlement price of the natural gas futures contract for the last three trading days applicable to the month of delivery. Buyer's proposal shall designate the volume of gas for delivery in the applicable month at the proposed price, up to the volume nominated in accordance with Section 3.1 of this Agreement. Upon receipt of Buyer's proposal, the parties shall confer by telephone as soon as possible and decide whether or not to use the NYMEX Price, which decision shall ultimately be made by Buyer and Seller no later than 11:00 a.m. Central Time on the business day before the last trading day of the applicable natural gas futures contract. In the event the parties agree to use the NYMEX Price and agree on the basis differential, the parties' agreement shall be set forth in a confirmation prepared by Buyer and transmitted by telecopy to Seller. The parties' agreement shall be deemed conclusive upon receipt of the confirmation (as evidence by electronic confirmation of transmission) unless Seller objects promptly in writing following receipt of the confirmation. Either party shall have the right to withhold agreement on any price proposed under this Section 4.7(a) at its sole discretion, in which case the price under this Agreement will be calculated under Sections 4.2 or 4.3 hereof. If the parties are unable to agree on the basis differentials or methodology for determining the basis, the NYMEX Price shall be deemed to be rejected. In the event the parties agree to use the NYMEX Price, the nominated volumes which are covered by the NYMEX Price shall remain in effect during the applicable month and shall not be reduced or increased pursuant to Sections 3.2 or 3.3 of this Agreement.

     (b) In addition to the NYMEX Price, Buyer shall have the right to propose that the NYMEX Forward Price, plus or minus the basis differentials that may be mutually agreed upon at the time of Buyer's proposal, be the price to be paid under this Agreement during any calendar months designated by Buyer. The NYMEX Forward Price shall be the NYMEX posting for the natural gas futures contract applicable to the month or months selected by Buyer and prevailing at the time Buyer's proposal is communicated to Seller by telephone and confirmed by Seller. Buyer's proposal shall designate the volume of gas for delivery during the designated months at the proposed price, up to the volume that can be nominated in accordance with Section 3.1 of this Agreement. Upon receipt of Buyer's proposal, the parties shall confer by telephone and decide whether or not to use the NYMEX Forward Price, which decision shall be made no later than 11:00 a.m. Central Time on the first business day following Seller's receipt and confirmation of Buyer's proposal. In the event the parties agree to use the NYMEX Forward Price and agree on the basis differential or methodology for determining the basis, the parties' agreement shall be set forth in a confirmation prepared by Buyer and transmitted by telecopy to Seller. The parties' agreement shall be deemed conclusive upon receipt of the confirmation (as evidenced by electronic confirmation of transmission) unless Seller objects promptly in writing following receipt of the confirmation. Either party shall have the right to withhold agreement on any price proposed under this Section

4.7(b), at its sole discretion, prior to the execution of the NYMEX transaction, in which case the price under this Agreement will be calculated under Sections
4.2 or 4.3 hereof. If the parties are unable to agree on the basis differentials or methodology for determining the basis, the NYMEX Forward Price shall be deemed to be rejected. Nothing in this subsection (b) shall be construed to prevent Buyer from proposing the NYMEX Forward Price in any designated month if either of the parties had previously rejected the NYMEX Forward Price for that month. In the event the parties agree to use the NYMEX Forward Price, the nominated volumes which are covered by the NYMEX Forward Price shall remain in effect during the designated months and shall not be decreased or increased pursuant to Sections 3.2 or 3.3 of this Agreement. In addition, should the parties agree to use the NYMEX Forward Price, the selection of that option shall remain in effect during the months selected by the parties unless the parties mutually agree to use a different pricing option.

     4.8 The parties agree once NYMEX based pricing mechanism in section 4.7 herein is utilized, or if the Parties agree to a fixed price for a period of longer than one month, the Parties will deliver and purchase the entire contract volume, or pay cover costs as provided herein, even if a Party is affected by an event of force majeure, or other situation excused by the contract.

              ARTICLE 5: RESERVATION CHARGES AND SUBSTITUTE FUELS
              ---------------------------------------------------

     5.1 If during any month, Seller sells and delivers less than one hundred percent (100%), but greater than ninety percent (90%), of the Nominated Quantity multiplied by the number of days in the month, except to the extent excused under the provisions of this Agreement or due to Buyer's unexcused failure to receive, then Buyer shall be relieved of its obligation to pay Seller the Reservation Charge applicable to the volumes not made available and Seller shall refund to Buyer any payments attributable to such volumes if already invoiced and paid. If during any month Seller sells and delivers less than ninety percent (90%) of the Nominated Quantity multiplied by the number of days in the month, except to the extent excused under the provisions of this Agreement or due to Buyer's unexcused failure to receive, then Buyer shall be relieved of its obligation to pay Seller the Reservation Charge set forth in Section 5.2 for the entire month during which such supply failure occurred. Under such circumstances in this
Section 5.1, Seller shall also reimburse Buyer its actual costs incurred for the purchase and/or production and transportation of alternate supplies of fuel equal to the undelivered volume, including but not limited to any imbalance carrying charges and/or cash-out costs and penalties imposed by Transporter(s), PSE&G and/or Elizabethtown, less the costs that Buyer would have otherwise incurred for the purchase and transportation of gas under this Agreement. Buyer shall use commercially reasonable efforts to minimize its incremental actual costs for acquiring alternate supplies of fuel. In the exercise of its commercially reasonable efforts, Buyer shall exercise diligent good faith efforts to purchase least cost substitute fuel, including purchasing gas under existing agreements with other sellers which will enable Buyer to utilize its transportation rights used to transport gas hereunder. Because of environmental restrictions on Buyer's use of fuels other than gas at the Facility, Buyer shall have the sole discretion whether to purchase gas or an alternate fuel as a substitute for gas not delivered by Seller hereunder, even where gas is more expensive. Except as described in Articles 12, 14 and 22, these are the sole and exclusive remedies available to Buyer for any failure by Seller to deliver gas.

     5.2 Buyer shall pay Seller a monthly Reservation Charge in consideration for maintaining the capability to deliver gas up to the DCQ, assuming market and supply risks, and agreeing to reimburse Buyer for any amounts pursuant to
Section 5.1. The Reservation Charge shall be the Reservation Rate multiplied by the DCQ, multiplied by the number of days in such month. To illustrate how the Reservation Charge would be calculated assume that the DCQ for TXG Henry is 9,450 MMBtus per Day, at the Reservation Rate hereunder, the Reservation Charge during the month of November would be: $2,835 (9,450 x $0.01 x 30). Additionally, assume that the DCQ for TGPL Station No. 62 is 12,090 MMBtus per day, at the Reservation Rate hereunder, the Reservation Charge during the month of November would be: $7,254 (12,090 x $.02 x 30).

                              ARTICLE 6: PAYMENT
                              ------------------

     6.1 Seller shall render an invoice on or before the tenth (10th) day of each month setting forth the actual quantity of gas nominated by Buyer and delivered by Seller hereunder during the preceding month, the Commodity Price, Alternate Commodity Price, NYMEX Price or NYMEX Forward Price, the Reservation Charge, any amounts due under Sections 2.2 and 12.2 and the total amount due. In the event that the actual quantity delivered, the Alternate Commodity Price or the Reservation Charge is not known at the time the invoice is rendered, an estimated quantity, Alternate Commodity Price and Reservation Charge, based on the best available information, shall be used. Buyer shall pay Seller for the amount due by wire transfer with immediately available funds to Seller's account in accordance with instructions contained in Seller's invoice. Payment shall be due on or before the twenty-first (21st) day of such month or ten (10) days from the date of such invoice, whichever is later. If Con Ed fails to pay Buyer under the Power Purchase Agreement by the twentieth (20th) day of the month, Buyer's obligation to pay Seller shall be suspended from the twenty-first (21st) day of the month, or ten (10) days from the date of Seller's invoice, until one (1) day following Buyer's receipt of Con Ed's payment, but, in such a case, Buyer's obligation to pay Seller shall not be suspended past the twenty-fifth (25th) day of the month. When the actual quantity, Alternate Commodity Price or Reservation Charge becomes known and if an adjustment is necessary, an invoice containing the adjustment for the difference between the actual value and the estimated value will be rendered. Payment will be made in subsequent months' payment cycles.

     6.2 Buyer shall submit an invoice on or before the tenth (10th) day of the month, if necessary, for any amount due pursuant to Sections 5.1 and 12.2. Seller shall pay Buyer in accordance with instructions contained in Buyer's invoice. Payment shall be due on or before the twenty-fifth (25th) day of such month or ten (10) days from the date of such invoice, whichever is later.

     6.3 Should either party fail to pay any amount not in dispute when due, interest thereon shall accrue at the lesser of (i) the rate of one percent (1%) above the prime commercial rate charged by Citibank, N.A., New York, New York, compounded annually from the due date or (ii) the maximum lawful contract rate permitted by applicable law, until the amount due and interest have been paid in full. Such interest shall be in addition to any other rights and remedies the owed party may have for the owing party's failure to pay any amount not in dispute. Should the owing party dispute the amount invoiced, such party shall pay the undisputed amount and notify the other party of any disputed amount by the due date. Both parties will mutually resolve the disputed amount in a timely manner with interest accruing from the original due date on any disputed amount determined to be a valid amount due. Notwithstanding the foregoing or any other provision herein, if Buyer fails to pay any amount within five (5) days after receiving written notice from Seller that payment is delinquent, Seller may withhold deliveries and, should said nonpayment continue for a period of thirty (30) days after such notice, subject to the provisions of Article 22, Seller may terminate this Agreement upon written notice.

     6.4 Upon reasonable notice, each party shall have the right at reasonable times to have an independent public accounting firm examine the books, records, and charts controlled by the other party to the extent necessary to verify the accuracy of any statement, payment, charge, or computation made pursuant to this Agreement. In the event an error is discovered in any statement, payment, charge, or computation, the adjusted amount shall be due within thirty (30) days of the determination thereof, provided that any statement, payment, charge, or computation shall be final as to both parties unless objected to in writing within twelve (12) months after payment has been made.

     6.5 If either party pays any amount shown due and owing upon the invoice of the other party, and such amount is subsequently determined by agreement, arbitration or judgment of court not to have been due and owing when paid, the payee will refund such amount to the paying party together with interest from the date of payment to the date of refund at the interest rate set forth in Section 6.3 hereof.

                               ARTICLE 7: TAXES
                               ----------------

     7.1 Seller shall pay, or cause to be paid, all taxes, assessments, fees or other charges now and hereafter lawfully levied and imposed by federal, state, or local authorities upon Seller with respect to the gas prior to the Point(s) of Delivery. In the event Buyer is required to remit such taxes, assessments, fees or charges, Seller shall reimburse Buyer for such amount. Seller shall furnish Buyer with a copy of the exemption certificate in situations in which exemption from any such imposition is claimed by Seller.

     7.2 Buyer shall pay, or cause to be paid, all taxes, assessments, fees or other charges (including, but not limited to, sales and value added taxes) now and hereafter lawfully levied and imposed by federal, state, or local authorities upon Buyer with respect to the gas at and subsequent to the Point(s) of Delivery. In the event Seller is required to remit such taxes, assessments, fees or charges, Buyer shall reimburse Seller for such amount. Buyer shall furnish Seller with a copy of the exemption certificate in situations in which exemption from any such imposition is claimed by Buyer.

                        ARTICLE 8: POINT(S) OF DELIVERY
                        -------------------------------

     The "Point(s) of Delivery" shall be the Point(s) on Transporter(s)' pipeline system(s) where gas is delivered by Seller to Transporter(s) for Buyer's account, as specified in Exhibit C attached hereto and made a part hereof. As between the parties hereto, title, risk of loss, and liabilities associated with delivered gas shall pass to and vest in Buyer at the Point(s) of Delivery. Changes in the Point(s) of Delivery shall require the mutual consent of the parties.

                              ARTICLE 9: PRESSURE
                              -------------------

     Seller shall deliver gas at the Point(s) of Delivery at a pressure sufficient to effect delivery into the receiving Transporter(s)' facilities.

                            ARTICLE 10: MEASUREMENT
                            -----------------------

     All measurements of gas delivered and sold hereunder shall be in accordance with the provisions of the receiving Transporter(s)' tariff at the Point(s) of Delivery.

                              ARTICLE 11: QUALITY
                              -------------------

     The gas delivered and sold by Seller to Buyer at the Point(s) of Delivery shall meet the quality specifications set forth in the receiving Transporter(s)' tariff at the Point(s) of Delivery. Buyer shall have the right to be represented and to participate in all tests of gas delivered hereunder performed by Seller, and to inspect any equipment used in such tests to determine the nature of the quality of gas delivered hereunder. In the event the gas does not meet such quality specifications, Buyer may refuse delivery of the gas. Seller's delivery of gas refused by Buyer for failure to meet quality specifications shall not constitute delivery for the purposes of Articles 2, 5 and 6. Buyer's sole remedy for such failure of gas to meet quality specifications shall be to refuse receipt of the gas and receive the remedy specified in Article 5.

               ARTICLE 12: TRANSPORTATION AND IMBALANCE CHARGES
               ------------------------------------------------

     12.1 Transporter(s)' rules, guidelines, operational procedures and policies, as may be changed from time to time, may define and set forth the manner in which gas delivered and sold under this Agreement is transported. Seller and Buyer agree to provide to the other, in as prompt a manner as reasonable, all information necessary to permit scheduling pursuant to such requirements. Seller shall give Buyer the highest ranking given to any other purchaser of Seller's gas in any priority queue when nominating or allocating volumes to Transporter(s) for delivery to Buyer under this Agreement.

     12.2 Each party agrees to make all reasonable efforts to cooperate with the other in operating under this Agreement to avoid pipeline imbalance charges, cash-out costs and penalties. Buyer shall bear any under or over delivery charges, cash-out costs and penalties assessed by Transporter(s) PSE&G and Elizabethtown which are caused by variances (including variances due to events of force majeure declared by Buyer) in Buyer's receipts from the Nominated Quantity and Seller shall bear any under or over delivery charges, cash-out costs and penalties assessed by Transporter(s), PSE&G and Elizabethtown which are caused by variances (including variances due to events of force majeure declared by Seller) in Seller's deliveries from the Nominated Quantity.

     12.3 Seller shall be responsible for transportation to the Point(s) of Delivery and payment of all transportation charges relating thereto. Buyer shall be responsible for transportation from the Point(s) of Delivery and payment of all transportation charges relating thereto. The parties recognize that the gas purchased hereunder may be transported by Transporter(s) whose transportation rates and related charges such as fuel reimbursement and take-or-pay surcharges are subject to refund. The party which pays the Transporter(s) for transportation of gas hereunder shall be entitled to retain any refunds associated therewith.

                               ARTICLE 13: TERM
                               ----------------

     This Agreement shall be effective from the date first set forth above and, unless sooner terminated under the provisions of this Agreement, shall continue for five (5) months from the commencement of deliveries of gas hereunder. The commencement of deliveries of gas hereunder shall be November 1, 1997, unless otherwise agreed by the parties. The term of this Agreement may be extended by mutual agreement of the Parties.

                           ARTICLE 14: FORCE MAJEURE
                           -------------------------

     14.1 If, by reason of force majeure either party is rendered unable, wholly or in part, to carry out its obligations under this Agreement, and such party provides written notice and full particulars of such event of force majeure as soon as practicable after the occurrence thereof, the obligations of such affected party shall be suspended to the extent and for the period of such event of force majeure, except for the payment of monies in respect of obligations that have accrued hereunder prior to such event of force majeure. The cause of suspension other than strikes or lockouts shall be remedied so far as possible with reasonable dispatch. Settlement of strikes and lockouts shall be wholly within the discretion of the party having the difficulty.

     14.2 The term "force majeure" shall mean any act or event which wholly or partially prevents or delays the performance of obligations arising under this Agreement if such act or event is not reasonably within the control of and not caused by the fault or negligence of the party claiming force majeure and which by the exercise of due diligence such party is unable to prevent or overcome, including, without limitation by the following enumeration: acts of God, the public enemy or the elements; fire, accidents, breakdowns, shutdowns for purposes of necessary repairs, maintenance, relocation or construction of facilities; breakage, freezing or accidents to wells, machinery or lines of pipe; the necessity of making repairs or alterations to machinery or lines of pipe; inability to obtain materials, supplies, permits, or labor to perform or comply with any obligation or condition of this Agreement; any curtailment of firm gas transportation service to, of electricity or steam purchases from, or of resale service by PSE&G and Elizabethtown to, the Facility; strikes and any other industrial, civil or public disturbances; any laws, orders, rules, regulations, acts, restraints of any government or governmental body or authority, civil or military which have the effect of prohibiting performance of a party's obligations. The term "force majeure" shall also expressly include the imposition upon Seller or Buyer of any gross receipts, franchise or other gas sales or consumption tax which Seller or Buyer is not obligated to pay on the date of execution of this Agreement, which tax Seller or Buyer determines has a material economic impact on its ability to continue to sell or purchase gas at the prices or in the quantities set forth herein.

     14.3 Except as provided in Section 14.2, neither party may rely upon changes in market conditions, curtailment of interruptible transportation, or denial by a regulatory authority of the pass through of the cost of gas purchased under this Agreement as events of force majeure. In the event of force majeure that causes Seller to curtail its deliveries hereunder, Seller shall treat Buyer on a pro rata basis with Seller's other firm customers and shall give Buyer priority of service over all interruptible customers.

     14.4 In the event Buyer fails to take or Seller fails to make available, due to a declared event of force majeure, at least fifty percent (50%) of the aggregate DCQ for a period of sixty (60) consecutive days, then the non-declaring party may terminate this Agreement upon written notice, provided that such notice is given prior to the date the force majeure is remedied.

                              ARTICLE 15: NOTICE
                              ------------------

     Any notice, request, demand, statement, or bill provided for in this Agreement shall be in writing and delivered by hand, mail, or telecopy. All such written communications shall be effective upon receipt by the other party at the address of the parties hereto as follows:

        Buyer:

        Notices & Statements
        --------------------

        Cogen Technologies Linden Venture, L.P.
        c/o Cogen Technologies, Inc.
        Suite 5000, 50th Floor
        1600 Smith Street
        Houston, TX 77002

        Attention: Vice President - Fuel Supply

        Telephone No.:    (713) 951-7768
        Telecopy No.:     (713) 951-7803

        Seller:

        Notices & Statements
        ---------------------

        Texaco Natural Gas Inc.
        1111 Bagby St.
        P. O. Box 4700
        Houston, TX 77210-4700

        Attention: Vice President, Long-Term Market Development

        Telephone No.:    (713) 752-7800
        Telecopy No.:     (713) 752-4026

        Nomination Notices:
        -------------------

        Texaco Natural Gas Inc.
        1111 Bagby St.
        P. O. Box 4700
        Houston, TX 77210-4700

        Attention: Sandra Smith

        Telephone No.:    (713) 752-7817
        Telecopy No.:     (713) 752-4026

        Payment:
        --------

        Texaco Natural Gas Inc.
        P. O. Box 842306
        Dallas, Texas 75284-2306

        Wire Transfer - Chemical Bank, New York, New York
        Acct. No. 323040780
        **ABA No. 021000128

        (or as subsequently updated by information on most recent invoice)

Either of the parties may designate a further or different address by giving written notice to the other party.

                    ARTICLE 16: LAWS, ORDERS & REGULATIONS
                    --------------------------------------

        This Agreement, and all terms and provisions contained herein, and the respective obligations of the parties are subject to valid laws, orders, rules, and regulations of duly constituted authorities having jurisdiction over Buyer, Seller, Transporter(s), PSE&G or Elizabethtown. In the event that any regulatory or government body asserting jurisdiction over Transporter(s), PSE&G, Elizabethtown or

Either party prohibits any of the transactions described in this Agreement or any transportation or delivery agreement between Transporter(s), PSE&G, Elizabethtown and/or Buyer covering the transportation and delivery of the gas sold hereunder, or otherwise conditions such transactions in a form that is unacceptable in the reasonable judgment of the party affected thereby, then either party hereto so affected or prohibited may, by giving one (1) month's prior written notice to the other party, terminate this Agreement and each party shall be held harmless as a result of such termination except for obligations which were incurred prior to termination; provided, however, such termination shall be effective immediately where required by law, rule or regulation.

                          ARTICLE 17: APPLICABLE LAW
                          --------------------------

     THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO ITS CONFLICT OF LAW PROVISIONS, AND THE PARTIES HERETO STIPULATE THAT WITH RESPECT TO ANY AND ALL DISPUTES BETWEEN THE PARTIES ARISING FROM OR RELATING TO THIS CONTRACT, EXCEPT DISPUTES SUBJECT TO RESOLUTION BY ARBITRATION, VENUE SHALL LIE IN THE FEDERAL OR STATE COURTS OF HOUSTON, HARRIS COUNTY, TEXAS.

                              ARTICLE 18: WAIVER
                              ------------------

     No waiver by either party of any one or more defaults in the performance of any provision of this Agreement shall operate or be construed as a waiver of any future default, whether of a like or a different character.

                               ARTICLE 19: TITLE
                               -----------------

     Seller warrants title to, or good right to sell, all gas delivered hereunder by Seller, and that such gas is free from liens and adverse claims of every kind. Seller will pay, or cause to be paid, all royalties and other sums imposed on the production, gathering, or transportation of the gas prior to its delivery by Seller to Buyer. Seller will indemnify and save Buyer harmless against all loss, damage, and expense of every character on account of adverse claims to the gas delivered by it or of royalties, payments or other charges thereon applicable before delivery to Buyer. If any adverse claim of any character is asserted with respect to Seller's right to deliver gas hereunder, or with respect to Seller's right to receive payment for such gas, or if Seller's title is questioned or involved in any action, then Buyer shall immediately notify Seller of such adverse claim and then may withhold that portion of sums due hereunder reasonably related to such claim until such claim is finally determined or title is clear, or until such time as Seller furnishes a corporate undertaking conditioned to save Buyer harmless from such claim.

                            ARTICLE 20: ASSIGNMENT
                            ----------------------

     Either party may, without relieving itself of its obligations under this Agreement, assign any of its rights hereunder to an entity with which it is affiliated, but otherwise no assignment of this Agreement or any of the rights or obligations hereunder shall be made unless there first shall have been obtained the consent thereto in writing of the other party, which consent shall not be unreasonably withheld. Any successor-in-interest of Buyer or Seller shall be entitled to the rights and shall be subject to the obligations of its predecessor-in-interest under this Agreement. It is agreed, however, that the restrictions on assignment contained in this paragraph shall not in any way prevent either party to this Agreement from pledging, mortgaging or assigning its rights hereunder as security for its indebtedness. In connection with any such pledge, mortgage or assignment by Buyer, Seller will execute an appropriate consent to any such pledge, mortgage or assignment as reasonably requested by Buyer's lender. Any such consent will acknowledge, in effect, that this Agreement has been duly authorized and is valid and enforceable against Seller and that this Agreement is in full force and effect; that Seller will not agree to any amendment to this Agreement without the lender's approval in writing, which approval shall not be unreasonably withheld by the lender; that Seller will make all payments due to Buyer hereunder in accordance with the instructions of the lender; that Seller will not terminate this Agreement by reason of Buyer's default or by reason of force majeure, without giving the lender notice of default and notice of termination and the same opportunity to cure provided to Buyer under this Agreement (plus any longer period as may be necessary, not to exceed one (1) month, if the lender in good faith is endeavoring to obtain possession of the Facility and pays Seller in accordance with the terms of this Agreement during such period); that Seller will deliver to the lender a copy of each notice of default and notice of termination at the same time that such notice is delivered to Buyer; and that in the event the lender exercises its rights under its loan documentation or partnership documentation with Buyer, Seller will accept performance by the lender or any successor or assign thereof, provided that the lender or any such successor or assign pays all sums then due to Seller hereunder and is also otherwise in compliance with this Agreement.

                            ARTICLE 21: ARBITRATION
                            -----------------------

     21.1 Should an issue be submitted to binding arbitration pursuant to the provisions of this Agreement, the parties shall each appoint one (1) arbitrator and the two (2) arbitrators so appointed will select a third arbitrator, all of such arbitrators to be qualified by education, knowledge, and experience to resolve the dispute or controversy. If either party fails to appoint an arbitrator within ten (10) days after a request for such appointment is made by the other party in writing, or if the two (2) appointed fail, within ten (10) days after the appointment of the second, to agree on a third arbitrator, the arbitrator or arbitrators necessary to complete a board of three (3) arbitrators will be appointed upon application by either party therefor by the American Arbitration Association.

     21.2 The jurisdiction of the arbitrators will be limited to the single issue or issues referred to arbitration and the arbitration shall be conducted pursuant to the guidelines set forth by the American Arbitration Association; provided, however, that should there be any conflict between such guidelines and the procedures set forth in this Agreement, the terms of this Agreement shall control.

     21.3 Within fifteen (15) days following selection of the third arbitrator, each party shall furnish the arbitrators in writing its position and supporting arguments regarding the issue or issues being arbitrated. The arbitrators may, if they deem necessary, convene a hearing regarding the issue or issues being arbitrated. All hearings shall be held at a location to be agreed upon among the arbitrators in Houston, Harris County, Texas. Within thirty (30) days following the later of the appointment of the third arbitrator or of the hearing, if one is held, the arbitrators shall notify the parties in writing as to which of the two (2) positions submitted with respect to the issue or issues in question is most consistent with the intent of this Agreement. Such decision shall be binding on the parties hereto until and unless changed in accordance with the provisions of this Agreement.

     21.4 Enforcement of the award may be entered in any court having jurisdiction over the parties.

     21.5 Each party will pay the expense of the arbitrator selected by or for it, and its counsel, witnesses and employees. All other costs of arbitration will be equally divided between the parties.

                              ARTICLE 22: DEFAULT
                              -------------------

     22.1 In the event either party fails to perform any of the material covenants or obligations imposed upon it under and by virtue of this Agreement, the party not in default hereto, having first given thirty (30) days written notice to the party in default stating specifically the nature of the default and declaring it to be the intention of the party giving notice to cancel this Agreement (the "Cancellation Notice"), may, at its option, cancel this Agreement in accordance with this Article 22. If within said period of thirty (30) days the party in default remedies or removes said default, including payment of sums due with interest at the rate set forth in Section 6.3 hereof, or provides adequate security to fully indemnify the party not in default for any and all direct damages of such breach, including payment of sums due with interest at the rate set forth in Section 6.3 hereof, then such Cancellation Notice shall be withdrawn and this Agreement shall continue in full force and effect; provided, however, that if the default is the failure to pay sums due hereunder, then the party not in default shall have the right to suspend gas deliveries or takes, as the case may be, after service of the Cancellation Notice.

     22.2 If the party in default does not so remedy or remove the default or does not provide adequate security to fully indemnify the party not in default for any and all direct damages of such breach, and fails to represent that further defaults shall not occur and that steps have been taken to avoid such a recurrence, within said period of thirty (30) days, this Agreement, at the option of the party not in default, shall be canceled upon written notice to the defaulting party. Cancellation of this Agreement, pursuant to the provisions of this Article 22, shall be without prejudice to any other rights and remedies the party not in default has available to it. Further, such cancellation of this Agreement or failure to cancel shall be without prejudice to the right of Seller to collect any amounts then due Seller for gas delivered prior to the time of cancellation.

                              ARTICLE 23: GENERAL
                              -------------------

     23.1 The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     23.2 Any modification, revision or amendment of this Agreement made subsequent to its execution shall be valid and effective only if and when made in writing and duly executed by the parties hereto.

     23.3 This Agreement and any Exhibit hereto shall constitute a single agreement, superseding all prior agreements or undertakings between the parties on the subject matter hereof. This Agreement contains the entire agreement of the parties and, except as stated herein, there are no promises, agreements, warranties, obligations, assurances or conditions precedent or otherwise affecting it.

     23.4 By executing this Agreement, each of the individuals so executing warrants that (i) the individual has all necessary corporate power and authority to enter into and execute this Agreement and (ii) this Agreement constitutes the valid and binding obligation of the party on whose behalf it is executed, enforceable in accordance with its terms, subject to applicable bankruptcy and insolvency laws.

     23.5 The parties shall execute such additional documents and shall cause such additional action to be taken as may be required, or, in the reasonable judgment of any party, as may be necessary or desirable, to effect or evidence the provisions of this Agreement and the transactions contemplated hereby.

     23.6 The parties acknowledge that each provision to this Agreement constitutes their joint work product.

     23.7 In no event shall either party be liable to the other for punitive, special, incidental, indirect, consequential, or other similar damages whether such damages are claimed under breach of warranty, breach of contract, tort of any other theory or cause of action at law or in equity.

                          ARTICLE 24: CONFIDENTIALITY
                          ---------------------------

     24.1 The terms of this Agreement and information disclosed pursuant to this Agreement, including but not limited to the price paid for gas, shall be kept confidential by Seller and Buyer, (a) except to the extent any information must be disclosed to (i) Transporter(s), PSE&G and Elizabethtown for the purpose of effectuating transportation and resale of the gas sold and purchased under this Agreement, (ii) Con

Ed for the purpose of complying with Article 4.6 of the Power Purchase Agreement and (iii) Buyer's lender and (b) except as required by law, regulation or request of governmental authority.

        IN WITNESS WHEREOF, by execution in duplicate originals, the parties hereto have caused this Agreement to be effective as of the day and year first above written.

"BUYER"                                    "SELLER"

COGEN TECHNOLOGIES LINDEN                  TEXACO NATURAL GAS INC.
VENTURE, L.P.


By: Cogen Technologies Linden, Ltd.        By: /s/ Chad A. Landry
(in the State of New Jersey d/b/a             ------------------------------
Cogen Technologies Linden, Limited         Name: Chad A. Landry
Partnership), a Texas limited              Title: Attorney-in-Fact
partnership, its general partner           Date: 8/21/97

By: Cogen Technologies, Inc., a
Texas corporation, its general partner


By: /s/ W. Colin Harper
   -----------------------------------
   W. Colin Harper
   Vice President - Fuel Supply

Date: August 19, 1997

                                   EXHIBIT A
                                   ---------

Attached to and made a part of that Firm Gas Purchase and Sale Agreement effective July 1, 1997, by and between COGEN TECHNOLOGIES LINDEN VENTURE, L.P., as Buyer, and TEXACO NATURAL GAS INC. as Seller.

                               NOMINATION NOTICE
                               -----------------

                               Date:
                                   -------------

Texaco Natural Gas Inc.
1111 Bagby Street
Houston, TX 77210-4700

Attention:
          ---------------------

Reference :             Firm Gas Purchase and Sale Agreement
Dated:                  July 1, 1997
Buyer:                  Cogen Technologies Linden Venture, L.P.
Seller:                 Texaco Natural Gas Inc.
Point of Delivery:
         Contract No.:
---------

Gentlemen:

Pursuant to Section 3.1 of the subject Agreement, Cogen Technologies Linden Venture, L.P., hereby nominates the following:

        Month of Delivery:
        Nominated Quantity (MMBtu/D):

Very truly yours,


W. Colin Harper
Vice President - Fuel Supply

                                   EXHIBIT B
                                   ---------

Attached to and made a part of that Firm Gas Purchase and Sale Agreement effective July 1, 1997, by and between COGEN TECHNOLOGIES LINDEN VENTURE, L.P., as Buyer, and TEXACO NATURAL GAS INC., as Seller.

IF DELIVERIES ARE MADE TO TEXAS GAS AT THE HENRY HUB:

==============================================================================================================
                                     MARKET PRICE INDEX (TXG/HENRY HUB)
==============================================================================================================
Publication*                            Table                     Row                      Column
==============================================================================================================
Natural Gas Week                        Prices of Spot Gas        Cash Market Hub        Bid Week (for current
(first report in                        Delivered to Pipelines    Trading; Henry Hub,    month)
applicable month)                       (per MMBtu dry)           Louisiana
==============================================================================================================
Inside FERC's Gas                       Prices of Spot            Market Center Spot -   Index
Market Report (first                    Gas Delivered to          Gas Prices; South
report in applicable                    Pipelines (per MMBtu      Louisiana; Henry Hub
month)                                  dry)
==============================================================================================================

                                           BACKUP PRICE INDEX (TXG/HENRY HUB)
==============================================================================================================
Publication*                            Table                     Row                    Column
==============================================================================================================
Natural Gas                             Spot Gas Prices;          Spot Gas Prices;       Contract Index
Intelligence - Weekly                   Delivered to Pipelines    Henry Hub Index;       (current month)
Gas Price Index (first                  (30 Day Supply            Texas Gas
report in applicable                    Transactions))
month)
===============================================================================================================

IF DELIVERIES ARE MADE TO THE TXG ZONE-SL POOL:

===============================================================================================================
                                  MARKET PRICE INDEX (TXG/HENRY HUB)
===============================================================================================================
Publication *                        Table                        Row                    Column
===============================================================================================================
Natural Gas Week                     Spot Prices on               Texas Gas              Bid Week (for current
(first report in                     Interstate Pipeline          Transmission Corp. -   month)
applicable month)                    Systems; Delivered to        Zone SL: South
                                     Pipeline ($/MMBtu)           Louisiana
===============================================================================================================
Inside FERC's Gas                    Prices of Spot               Texas Gas              Index
Market Report (first                 Gas Delivered to             Transmission Corp. -
report in applicable                 Pipelines (per MMBtu         Zone SL
month)                               dry)
===============================================================================================================

                                     BACKUP PRICE INDEX (TXG/HENRY HUB)
===============================================================================================================
Publication*                         Table                        Row                    Column
===============================================================================================================
Natural Gas                          Spot Gas Prices;             Region -  South        Contract Index
Intelligence - Weekly                Delivered to Pipelines       Louisiana; Texas Gas   (current month)
Gas Price Index (first               (30 Day Supply               Zone SL
report in applicable                 Transactions)
month)
===============================================================================================================

===============================================================================================================
                                  MARKET PRICE INDEX (TGPL - STA #62)
===============================================================================================================
Publication *                        Table                        Row                    Column
===============================================================================================================
Inside FERC's Gas                    Prices of Spot Gas           Transcontinental       Index
Market Report (first                 Delivered to Pipelines       Gas Pipe Line Corp.
report in applicable                 (per MMBtu dry)              Zone 3 - (pooling
month)                                                            points)
===============================================================================================================
Natural Gas Week                     Spot Gas Prices on           Transcontinental Gas   Bid Week; (current
(first report in                     Interstate Pipeline          Pipe Line Corp.        month)
applicable month)                    Systems.                     STA #50, 62, 65
                                     Delivered to Pipeline        (South La. - Zone 3)
                                     ($/MMBtu)
===============================================================================================================

                                     BACKUP PRICE INDEX (TGPL - STA #62)
===============================================================================================================
Publication*                         Table                        Row                    Column
===============================================================================================================
Natural Gas                          Spot Gas Prices;             Pooling Points         Contract Index
Intelligence - Weekly                Delivered to Pipeline;       Transco Station 65     (current month)
Gas Price Index (first               (30 day transactions)
report in applicable
month)
===============================================================================================================

                                   EXHIBIT C
                                   ---------

Attached to and made a part of that Firm Gas Purchase and Sale Agreement effective July 1, 1997, by and between COGEN TECHNOLOGIES LINDEN VENTURE, L.P., as Buyer, and TEXACO NATURAL GAS INC. as Seller.

                             POINT(S) OF DELIVERY
                             --------------------

The Point(s) of Delivery shall be:

        A. The existing point(s) of interconnection between Texas Gas and the Texaco Henry Processing Plant in Vermillion Parish, Louisiana at the tailgate of the plant; or to Texas Gas at a mutually agreeable point in Zone SL.

        B.   TGPL Compressor Station No. 62 in Terrebonne Parish, Louisiana.

STATE OF TEXAS      )
                    ) SS.
COUNTY OF HARRIS    )

        On this 19th day of August, 1997, before me, Joy R. Toups the undersigned officer, personally appeared, W. Colin Harper, known to me to be the person whose name is subscribed to the within instrument and acknowledged that Cogen Technologies, Inc., as General Partner of Cogen Technologies Linden, Ltd. (D/B/A Cogen Technologies Linden, Limited Partnership), in turn acting as General Partner of Cogen Technologies Linden Venture, L.P. (D/B/A Cogen Technologies Linden Venture, Limited Partnership) executed the same for the purpose therein contained.

        In witness whereof I hereunto set my hand and official seal.



               JOY R. TOUPS
(SEAL)    MY COMMISSION EXPIRES      /s/ Joy R. Toups
------       August 13, 2001        -------------------------------------------
                                    Notary Public in and for the State of Texas



STATE OF TEXAS     )
                   ) SS.
COUNTY OF HARRIS   )



        On this 21st day of August, 1997, before me, Claire Thompson, the undersigned officer, personally appeared, Chad Landry, known to me to be the person whose name is subscribed to the within instrument and acknowledged that Texaco Natural Gas Inc. executed the same for the purposes therein contained.

        In witness whereof I hereunto set my hand and official seal.



             CLAIRE THOMPSON
(SEAL)    MY COMMISSION EXPIRES      /s/ Claire Thompson
------       March 28, 2001        -------------------------------------------
                                    Notary Public in and for the State of Texas

                              GUARANTY AGREEMENT
                              ------------------

     THIS AGREEMENT, shall be effective July 1, 1997, by and between TEXACO EXPLORATION AND PRODUCTION INC., (hereinafter referred to as "Guarantor") and COGEN TECHNOLOGIES LINDEN VENTURE, L.P. d/b/a/ COGEN TECHNOLOGIES LINDEN VENTURE, LIMITED PARTNERSHIP (hereinafter referred to as "Cogen").

                                  WITNESSETH:

     WHEREAS, Cogen and Texaco Natural Gas Inc., (hereinafter referred to as "TNGI"), a wholly-owned subsidiary of Guarantor, contemporaneously herewith are entering into a Firm Gas Purchase and Sale Agreement effective July 1, 1997, as amended from time to time (the "Agreement"), pursuant to which Cogen will purchase from TNGI natural gas for a cogeneration facility (the "Facility") located in Linden, New Jersey, in the quantities and upon the terms and conditions that are set forth in the Agreement; and

     WHEREAS, Cogen desires assurances that Guarantor will be responsible for obligations of TNGI set forth in the Agreement in the event TNGI does not satisfy such obligations; and

     WHEREAS, Guarantor desires that the Agreement be executed and, therefore, desires to give such assurances.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and other valuable consideration, the adequacy and receipt of which are hereby acknowledged, Guarantor and Cogen hereby agree as follows:

     1 . Guarantor hereby irrevocably and unconditionally guarantees to Cogen the full, prompt and complete performance of the obligations of TNGI set forth in, and subject to the terms of, the Agreement read and taken as a whole, subject to all conditions, excuses, and releases or limitations of liability contained therein, (including, but not limited to, the limitations of damages to Buyer's cost of Cover. If TNGI fails to perform any of its obligations then due under the Agreement, Guarantor shall cause TNGI or another of its subsidiaries or affiliates to perform said obligation in accordance with the terms of the Agreement. Without limiting the generality of the foregoing, the Guarantor agrees that the occurrence of any one or more of the following shall not affect the liability of the Guarantor hereunder: (a) at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the obligations of TNG1 set forth in the Agreement or such obligations shall be extended, or such performance or compliance shall be waived, (b) any of the acts mentioned in any of the provisions of the Agreement shall be done or omitted or (c) any right under the Agreement shall be waived.

     The Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that Cogen or any lender (as defined in the Agreement) exhaust any right, power or remedy or proceed against TNGI under the Agreement.

     Nothing in this Guaranty should be taken to imply TEPI has either: a.) dedicated any of its specific lands, leases, reserves, or interests in the same to the performance of the Contract, or b.) agreed to a specific performance responsibility implying a greater overall obligation than agreed to by TNGI under the Contract, taken as a whole.

     2. This Guaranty Agreement shall be assignable to the lenders as defined in the Agreement under the same terms and conditions set forth in the Agreement. Any other assignment shall not be permitted, in whole or in part, except with the consent of the other party, which consent shall not be unreasonably withheld. This Guaranty Agreement shall be binding upon the parties hereto and their permitted successors and assigns.

     3. This Guaranty Agreement is for the sole and exclusive benefit of the parties hereto and any permitted successors and assigns. Nothing expressed or implied herein is intended to benefit any other person, firm or corporation not a party hereto. None of such other persons shall have any legal or equitable right, remedy or claim under this Guaranty Agreement or under any provisions hereof.

     4. Notwithstanding anything contained herein, if any claim or demand is made against Guarantor pursuant to this Guaranty Agreement, Guarantor shall be subject to all rights, set-offs, counterclaims and defenses to which TNGI may be entitled, except for defenses arising out of bankruptcy, insolvency, liquidation or dissolution of TNGI.

     5. This Guaranty Agreement shall remain in full force and effect until the termination of all obligations under the Agreement.

     6. Guarantor agrees to indemnify Cogen from and against any and all claims of every nature arising from the obligations of TNGI under the Agreement, including but not limited to damages suffered by Cogen as a result of TNGI's non-performance, incomplete performance or other default of TNGI under the Agreement, provided, however, notwithstanding any provisions to the contrary herein, that Guarantor's liability hereunder shall be equal to (and neither less than nor greater than) that of TNGI under the express terms of the Agreement, including any modifications thereof.

     7. No delays on the part of Cogen in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Cogen of any right or remedy shall preclude other or further exercise thereof or the exercise of any right or remedy. No actions of Cogen permitted hereunder shall in any way impair or affect this Guaranty Agreement.

     8. WHEREVER POSSIBLE, EACH PROVISION OF THIS GUARANTY AGREEMENT SHALL BE INTERPRETED IN SUCH MANNER TO BE EFFECTIVE AND VALID UNDER TEXAS LAW; BUT IF ANY PROVISIONS OF THIS GUARANTY AGREEMENT SHALL BE PROHIBITED OR INVALID UNDER SUCH LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS GUARANTY AGREEMENT.

        9.   The Guarantor represents and warrants as follows:

             (a) The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

             (b) The execution, delivery and performance by the Guarantor of this Guaranty Agreement are within the Guarantor's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Guarantor's certificate of incorporation or by-laws or (ii) any law, rule, regulation or order, or any restriction contained in any material agreement or instrument, binding on or affecting the Guarantor.

             (c) No authorization or approval or other action by, and no notice or filing with, any governmental authority or regulatory body is required for due execution, delivery and performance by the Guarantor of this Guaranty Agreement, except such as have been duly obtained or made and are in full force and effect.

             (d) This Guaranty Agreement is a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceeding in equity or at law).

             (e) The Guarantor owns, directly or indirectly, all the issued outstanding capital stock of TNGI.

     IN WITNESS WHEREOF, this instrument is executed as of the day and year first above written.


TEXACO EXPLORATION                          COGEN TECHNOLOGIES LINDEN
AND PRODUCTION INC.                         VENTURE, L.P.
(GUARANTOR)


                                            By: Cogen Technologies Linden, Ltd.
                                            (in the State of New Jersey d/b/a
By: [SIGNATURE APPEARS HERE]                Cogen Technologies Linden, Limited
   ----------------------------             Partnership), a Texas limited
                                            partnership, its general partner
Its:  Director
    ---------------------------             By: Cogen Technologies, Inc., a
                                            Texas corporation, its general
                                            partner

                                            By: /s/ W. Colin Harper
                                               --------------------------------
                                                W. Colin Harper
                                                Vice President - Fuel Supply

                                            Date: August 1, 1997

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